Exhibit 10.6

                              COMMUNITY BANKS, INC.
                            SURVIVOR INCOME AGREEMENT


     THIS AGREEMENT is made this 29th day of August , 2002 by and between COMMUNITY BANKS, INC., Millersburg, Pennsylvania, , (the "Company"), and DONALD
F. HOLT (the "Executive").

                                  INTRODUCTION

     To encourage the Executive to remain an employee of the Company, the Company is willing to provide benefits to the Executive's beneficiary if the Executive dies prior to terminating employment. The Company will pay the benefits from its general assets, but only so long as one of its general assets is a life insurance policy on the Executive's life.

                                    AGREEMENT

     The Executive and the Company agree as follows:

                                    Article 1
                             Entitlement to Benefit

     1.1 Pre-Termination Survivor Income Benefit. If the Executive dies before otherwise terminating employment with the Company, and if the Company owns a life insurance policy on the Executive's life at the time of such death, the Company shall pay to the Executive's designated beneficiary the survivor income benefit described in Article 2.

     1.2 Disability Continuation. If the Executive terminates employment due to disability and then dies before recovering from such disability, the Company shall pay to the Executive's designated beneficiary the survivor income benefit described in Article 2. Whether the Executive is disabled or has recovered from a disability shall be determined by the Company in its sole discretion.


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     1.3 Suicide.  No benefits shall be payable if the Executive commits suicide within two years after the date of this Agreement.



                                    Article 2
                             Survivor Income Benefit

     2.1 Amount of Benefits. The survivor income benefit shall be determined in accordance with the following formula:

                  x = y/(1 - t%)
wherein
                  x    =   the survivor income benefit payable hereunder
                  T% =     the Company's projected marginal tax rate for federal
                           income
                           tax purposes for the year in which the Executive's death occurs and
                  y        = the lesser of (1) three times the
                           Executive's base salary as established by the Company's Board of Directors for the calendar year in which the Executive's death occurs or (2) the life insurance policy proceeds the Company receives due to the Executive's death less the cash surrender value of such policy on the day before the Executive's death

     2.2 Form of Benefits. The survivor income benefit shall be paid to the Executive's beneficiary in a lump sum within sixty (60) days after the Executive's death.


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



                                    Article 3
                                  Beneficiaries

     3.1 Beneficiary Designations. The Executive shall designate a beneficiary by filing a written designation with the Company. The Executive may revoke or modify the designation at any time by filing a new designation. However, designations will only be effective if signed by the Executive and accepted by the Company during the Executive's lifetime. The Executive's beneficiary designation shall be deemed automatically revoked if the beneficiary predeceases the Executive, or if the Executive names a spouse as beneficiary and the marriage is subsequently dissolved. If the Executive dies without a valid beneficiary designation, all payments shall be made to the Executive's surviving spouse, if any, and if none, to the Executive's surviving children and the descendants of any deceased child by right of representation, and if no children or descendants survive, to the Executive's estate.

     3.2 Facility of Payment. If a benefit is payable to a minor, to a person declared incompetent, or to a person incapable of handling the disposition of his or her property, the Company may pay such benefit to the guardian, legal representative or person having the care or custody of such minor, incompetent person or incapable person. The Company may require proof of incompetency, minority or guardianship as it may deem appropriate prior to distribution of the benefit. Such distribution shall completely discharge the Company from all liability with respect to such benefit.

                                    Article 4
                          Claims and Review Procedures

     4.1 Claims Procedure. The Company shall notify the Executive's beneficiary in writing, within ninety (90) days of his or her written application for benefits, of his or her eligibility or noneligibility for benefits under the Agreement. If the Company determines that the beneficiary is not eligible for benefits or full benefits, the notice shall set forth (1) the specific reasons for such denial, (2) a specific reference to the provisions of the Agreement on which the denial is based, (3) a description of any additional information or material necessary for the

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

claimant to perfect his or her claim, and a description of why it is needed, and
(4) an explanation of the Agreement's claims review procedure and other appropriate information as to the steps to be taken if the beneficiary wishes to have the claim reviewed. If the Company determines that there are special circumstances requiring additional time to make a decision, the Company shall notify the beneficiary of the special circumstances and the date by which a decision is expected to be made, and may extend the time for up to an additional ninety-day period.

     4.2 Review Procedure. If the beneficiary is determined by the Company not to be eligible for benefits, or if the beneficiary believes that he or she is entitled to greater or different benefits, the beneficiary shall have the opportunity to have such claim reviewed by the Company by filing a petition for review with the Company within sixty (60) days after receipt of the notice issued by the Company. Said petition shall state the specific reasons which the beneficiary believes entitle him or her to benefits or to greater or different benefits. Within sixty (60) days after receipt by the Company of the petition, the Company shall afford the beneficiary (and counsel, if any) an opportunity to present his or her position to the Company orally or in writing, and the beneficiary (or counsel) shall have the right to review the pertinent documents. The Company shall notify the beneficiary of its decision in writing within the sixty-day period, stating specifically the basis of its decision, written in a manner calculated to be understood by the beneficiary and the specific provisions of the Agreement on which the decision is based. If, because of the need for a hearing, the sixty-day period is not sufficient, the decision may be deferred for up to another sixty-day period at the election of the Company, but notice of this deferral shall be given to the beneficiary.

                                    Article 5
                           Conversion to Split Dollar

     If the Executive voluntarily terminates employment after attaining the age of sixty-five (65) and completes ten (10) years of service, or terminates employment subsequent to a change of control (as defined herein), unless the Executive elects otherwise by written notice to the Company, the Split Dollar Insurance Agreement attached as the Addendum to this

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

Agreement shall automatically take effect as of the Executive's termination of employment. The Company shall take all actions necessary to implement the Split Dollar Insurance Agreement.

                                    Article 6
                           Amendments and Termination

     Except as provided in Section 1.4 of this Agreement, the Company may amend or terminate this Agreement at any time prior to the Executive's death by written notice to the Executive.

                                    Article 7
                                  Miscellaneous

     7.1 Exclusive Agreement/Binding Effect. This Agreement is the entire agreement between the Company and the Executive, written or oral, related to the Company's obligation to pay any survivor income benefits to the Executive's beneficiaries or survivors. This Agreement supersedes all prior agreements, understandings and negotiations. This Agreement shall bind the Executive and the Company, and their beneficiaries, survivors, executors, administrators and transferees.

     7.2 No Guaranty of Employment. This Agreement is not an employment policy or contract. It does not give the Executive the right to remain an employee of the Company, nor does it interfere with the Company's right to discharge the Executive. It also does not require the Executive to remain an employee nor interfere with the Executive's right to terminate employment at any time.

     7.3 Tax Withholding. The Company shall withhold any taxes that are required to be withheld from the benefits provided under this Agreement.

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

     7.4 Applicable Law. The Agreement and all rights hereunder shall be governed by the laws of the Commonwealth of Pennsylvania, except to the extent preempted by the laws of the United States of America.

     7.5 Unfunded Plan. The beneficiary is a general unsecured creditor of the Company for the payment of benefits under this Agreement. The benefits represent the mere promise by the Company to pay such benefits. The beneficiary's rights to such benefits are not subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, attachment, or garnishment by creditors. Any insurance on the Executive's life is a general asset of the Company to which the Executive and designated beneficiary have no preferred or secured claim.

     IN WITNESS WHEREOF, the Executive and a duly authorized Company officer have signed this Agreement.

EXECUTIVE:                                       COMPANY:
                                                 COMMUNITY BANKS, INC.

                                                 By: /s/ Eddie L. Dunklebarger
                                                     --------------------------
/s/ Donald F. Holt                              Title Chairman, President & CEO
-------------------
Donald F. Holt




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




                            SPLIT DOLLAR ADDENDUM TO
                              COMMUNITY BANKS, INC.
                            SURVIVOR INCOME AGREEMENT


     THIS ADDENDUM is part of the Survivor Income Agreement between, COMMUNITY BANKS, INC., Pennsylvania (the "Company"), DONALD F. HOLT (the "Executive").

                                  INTRODUCTION

     Under the terms of the Survivor Income Agreement between the Executive and the Company, effective 29th day of August, 2002, the parties desire to divide the death proceeds of a life insurance policy on the Executive's life if he voluntarily terminates employment after age 65 and completes (10) years of service.

                                    Article 1
                               General Definitions

     The following terms shall have the meanings specified:

     1.1 "Insurer" means the insurance company issuing the life insurance policy on the life of the insured.

     1.2 "Policy" or "Policies" means the individual insurance policy (or policies) adopted by the Board of Directors for purposes of insuring an Executive's life under this plan.

                                    Article 2
                           Policy Ownership/Interests

     2.1 Company Ownership. The Company owns the Policy and shall have the right to exercise all incidents of ownership and to receive the Policy values in excess of the Executive's interest described in Section 2.2.

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

     2.2 Executive's Interest. The Executive shall have the right to designate the beneficiary of the death proceeds of the Policy to the extent the proceeds exceed the cash surrender value of the Policy on the day before the Executive's death. The Executive shall also have the right to elect and change settlement options that may be permitted for such beneficiary.

                                    Article 3
                                    Premiums

     3.1 Premium Payment. The Company shall pay any premiums due on the Policy.


     3.2 Imputed Income. The Company shall then impute income to the Executive in an amount equal to the current term rate for the Executive's age multiplied by the aggregate death benefit payable to the Executive's beneficiary. The "current term rate" is the minimum amount required to be imputed under Internal Revenue Notice 2002-8, or any subsequent applicable authority.

     3.3 Cash Payment. If the Executive's termination of employment occurs after the Normal Retirement Date, the Company shall annually pay to the Executive the amount necessary to pay the federal and state income taxes attributable to the imputed income and to the additional cash payments under this sentence. In calculating the cash payments, the Company shall use the highest marginal income tax brackets. The cash payments shall continue until the Executive's death.

                                    Article 4
                                   Assignment

     The Executive may assign without consideration all interests in the Policy and in this Addendum to any person, entity, or trust.


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

                                    Article 5
                                     Insurer

     The Insurer shall be bound only by the terms of the Policy. Any payments the Insurer makes or actions it takes in accordance with the Policy shall fully discharge it from all claims, suits and demands of all persons. The Insurer shall not be bound by or be deemed to have notice of the provisions of this Addendum.

                                    Article 6
                          Claims and Review Procedures

     6.1 Claims Procedure. An Executive or beneficiary ("claimant") who has not received benefits under this Addendum that he or she believes should be paid shall make a claim for such benefits as follows:

          6.1.1 Initiation - Written Claim. The claimant initiates a claim by submitting to the Company a written claim for the benefits.

          6.1.2 Timing of Company Response. The Company shall respond to such claimant within 90 days after receiving the claim. If the Company determines that special circumstances require additional time for processing the claim, the Company can extend the response period by an additional 90 days by notifying the claimant in writing, prior to the end of the initial 90-day period that an additional period is required. The notice of extension must set forth the special circumstances and the date by which the Company expects to render its decision. 6.1.3 Notice of Decision. If the Company denies part or all of the claim, the Company shall notify the claimant in writing of such denial. The Company shall write the notification in a manner calculated to be understood by the claimant. The notification shall be set forth:

               6.1.3.1 The specific reasons for the denial,


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

               6.1.3.2 A reference to the specific provisions of the Agreement on which the denial is based,

               6.1.3.3 A description of any additional information or material necessary for the claimant to perfect the claim and an explanation of why it is needed,

               6.1.3.4 An explanation of the Agreement's review procedures and the time limits applicable to such procedures, and

               6.1.3.5 A statement of the claimant's right to bring a civil action under ERISA section 502(a) following an adverse benefit determination on review.


                                    Article 7
                           Amendments and Termination

     The Company may amend this Addendum at any time prior to the Executive's death by written notice to the Executive. Either party may terminate this Addendum at any time prior to the Executive's death by written notice to the other party.

     Upon termination of this Addendum, the Executive may purchase the Policy from the Company for an amount equal to the Policy's cash surrender value as of the date of the termination, provided the purchase is completed within sixty
(60) days of notification by the Company.



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




                                    Article 8
                                  Miscellaneous

     8.1 Binding Effect. This Addendum shall bind the Executive and the Company, their beneficiaries, survivors, executors, administrators and transferees, and any Policy beneficiary.

     8.2 No Guaranty of Employment. This Addendum is not an employment policy or contract. It does not give the Executive the right to remain an employee of the Company, nor does it interfere with the Company's right to discharge the Executive. It also does not require the Executive to remain an employee nor interfere with the Executive's right to terminate employment at any time.

     8.3 Applicable Law. The Addendum and all rights hereunder shall be governed by and construed according to the laws of the Commonwealth of Pennsylvania, except to the extent preempted by the laws of the United States of America.

     8.4 Administration. The Company shall have powers which are necessary to administer this plan, including but not limited to:

          (a)  Interpreting  the  provisions of the Agreement and Addendum;

          (b) Establishing and revising the method of accounting for the Agreement and Addendum;

          (c) Maintaining a record of benefit payments; and

          (d)  Establishing   rules  and  prescribing  any  forms  necessary  or
     desirable to administer the Agreement and Addendum.

     8.5 Named Fiduciary. The Company shall be named fiduciary and plan administrator under this Plan. It may delegate to others certain aspects of the management and



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operational   responsibilities   including  the  service  of  advisors  and  the
delegation of ministerial duties to qualified individuals.

     The parties' signatures on the Survivor Income Agreement witness their agreement to the terms of this Addendum.


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